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                                                                     EXHIBIT 4.6


                                  H POWER CORP.

                      NON-QUALIFIED STOCK OPTION AGREEMENT


Date Option Granted:

Name of Optionee:




         THIS AGREEMENT made as of the date set forth above, between H POWER CORP., a Delaware corporation (the "Company"), and _________________ (the "Optionee").

         The Board of Directors of the Company, or a duly appointed Stock Option Committee (collectively the "Committee") thereof, has determined that it is to the advantage and interest of the Company and its stockholders to grant the option provided for herein to the Optionee as an inducement to remain in the service of the Company and as an incentive for increased effort during such service, and in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

         The Company grants to the Optionee the right and option (the "Option") to purchase on the terms and conditions hereinafter set forth all or any part of an aggregate of ______ shares (the "Shares") of the presently authorized and unissued common stock, $.001 par value, of the Company ("Stock") at the purchase price of $_____ per share. The Option shall be exercisable as follows:

         (a)

         (b)

         (c)

         Nothing contained herein shall be construed to limit or restrict the right of the Company to terminate the Optionee's employment at any time, with or without cause, or to increase or decrease the Optionee's compensation from the rate in existence at the time the Option is granted.

         Without limiting the generality of the foregoing, the Option is subject to the following terms and conditions:

1.       EXERCISE

         The right to exercise the Option granted hereunder shall be cumulative to the extent that the right to exercise has accrued and has not been exercised.

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2.       METHOD OF EXERCISE

         The Option may be exercised from time to time by delivering to the Secretary of the Company:

         (a) a written notice specifying the number of shares to be purchased, and

         (b) payment in full of the Exercise Price, together with the amount, if any, deemed necessary by the Company to enable it to satisfy any income tax withholding obligations with respect to the exercise (unless other arrangements acceptable to the Company are made for the satisfaction of such withholding obligations).

The Exercise Price shall be payable in cash or by bank or certified check or shares of Common Stock of the Company or Options of the Company ("Cashless Exercise") with a fair market value, equal to the Exercise Price for each Option share to be purchased. For purposes of making payment of the aggregate Exercise Price by Cashless Exercise, the fair market value of any share of Common Stock shall be equal to the closing price of a share of Common Stock reported on NASDAQ or other principal exchange on which the Common Stock is listed as of the business day immediately prior to the day of exercise and the fair market value of any Option shall be equal to the difference between the aforesaid closing price per share and the Exercise Price of the Option, provided however, that if at the time of determination the shares are not listed, then the fair market per share shall be deemed to have a value as determined by a good faith determination of the Board of Directors of the Company.

         The Optionee may exercise the Option for less than the total number of Shares for which the Option is exercisable, provided that a partial exercise may not be for less than one hundred (100) Shares, except during the final year of the Option, and shall not include any fractional Shares.

3.       TERMINATION OF OPTION

         The Option shall terminate and expire upon the earlier of:

         (a)      ____________________;

         (b) The expiration of three months from the date of the Optionee's termination of employment or directorship with the Company other than by reason of termination for death;

         (c) The expiration of one year from the date of the Optionee's termination of employment or directorship with the Company or one of its Subsidiaries by reason of death;

         (d)      The termination of the Option pursuant to Section 5 hereof.

         A termination of employment or directorship by reason of the death, retirement or permanent disability of the Optionee or otherwise shall not accelerate or otherwise affect the number of Shares with respect to which the Option may be exercised, and the Option may only

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be exercised  with respect to the number of Shares for which it was  exercisable at the date of such termination of employment. In the event of the Optionee's death, the Option may be exercised prior to its expiration or termination by his personal representative, or if there is no personal representative, by his heir or legatee.

         Termination of employment or directorship (other than by reason of death) for purposes hereof shall be the date of the Optionee's retirement under the normal retirement policies of the Company or the Optionee's retirement with the approval of the Committee because of disability other than permanent disability; the date the Optionee receives notice or advice that his employment or directorship is terminated; or the date the Optionee ceases to render his services to the Company (absences for temporary illness and emergencies, and vacations or leaves of absence approved in writing by the Committee excepted). The fact that the Optionee may receive payment from the Company after termination for vacation pay, for services rendered prior to termination, for salary in lieu of notice, or for other benefits shall not affect the termination date.

4.       ADJUSTMENTS

         If there are any changes in the capitalization of the Company affecting in any manner the number or kind of outstanding shares of Stock of the Company, whether such changes have been occasioned by reorganization, combination of shares, declaration of stock dividends, stock splits, reclassifications or recapitalizations of such stock, the merger or consolidation of the Company with some other corporation (and provided the Option does not thereby terminate pursuant to Section 5 hereof) or other similar transaction, then the number and kind of Shares then subject to the Option and the price to be paid therefor shall be appropriately adjusted by the Committee, provided, however, that in no event shall any such adjustment result in the Company being required to sell or issue a fractional share of stock.

5.       CESSATION OF CORPORATE EXISTENCE

         Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all the assets of the Company or of more than 80% of the then outstanding stock of the Company to another corporation or entity, the Option granted hereunder shall terminate on the day before the consummation of such transaction and the Committee shall have the right, but shall not be obligated, to accelerate the time in which the Option may be exercised, unless provision be made in writing in connection with such transaction for the assumption of the Option or for the substitution for the Option of a new option to purchase the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares and the option price thereof, in which event the option granted herein shall continue in the manner and under the terms so provided.

6.       NON-TRANSFERABILITY

         The Option is not assignable or transferable, either voluntarily or by operation of law, otherwise than by will or by the laws of descent and distribution, and is exercisable, during the Optionee's lifetime, only by the Optionee.

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7.       WAIVER OF SHAREHOLDER RIGHTS

         The Optionee or other person entitled to exercise the Option shall have no rights as a stockholder with respect to any shares subject hereto until the Optionee or such person has become the holder of record of such shares and no adjustment (except such adjustments as may be effected pursuant to the provisions of Section 4 hereof) shall be made for dividends or distributions of rights in respect of such shares for which the record date is prior to the date on which the Optionee or such person becomes the holder of record.

8.       REPRESENTATIONS BY OPTIONEE

         As a condition to exercise of any Option, the Optionee hereby represents, warrants and agrees that he will not make any sale, transfer or other disposition of said Stock except in compliance with the Securities Act of 1933, as amended.

9.       METHOD OF ACCEPTANCE

         This Agreement is addressed to the Optionee in duplicate and shall not be effective until the Optionee executes the acceptance set out below and returns one copy to the Company, thereby acknowledging that he has read and agreed to all the terms and conditions of the Option.


EXECUTED this ___ day of ______________

H POWER CORP.

By:_______________________________

ACCEPTED:

__________________________________
Optionee


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

                                       SCHEDULE OF OPTIONEES

                                                    Number of
                                                    Shares/Excercise
           Name             Date of Grant           Price                Vesting Schedule

Jean-Guy Chouinard          December 22,            125,000/$3.00        a.  62,500 shares from Dec. 22,
                            1999                                             1999 through Dec. 22, 2004
                                                                         b.  62,500 shares from Dec. 22,
                                                                             2000 through Dec. 22, 2004

Thomas H. Michael           December 22,            225,000/$3.00        a.  75,000 shares from Oct. 31, 2000
                            1999                                             through Dec. 22, 2004
                                                                         b.  75,000 shares from Oct. 31, 2001
                                                                             through Dec. 22, 2004
                                                                         c.  75,000 shares from Oct 31, 2002
                                                                             through Dec. 22, 2004

William L. Zang             December 22,            250,000/$3.00        a.  83,330 shares from Dec. 5, 2000
                            1999                                             through Dec. 22, 2004
                                                                         b.  83,335 shares from Dec. 5, 2001
                                                                             through Dec. 22, 2004
                                                                         c.  83,335 shares from Dec. 5, 2002
                                                                             through Dec. 22, 2004

William L. Zang             February 3,             125,000/$16.00       a.  41,665 shares from Dec. 5, 2000
                            2000                                             through Dec. 22, 2004
                                                                         b.  41,665 shares from Dec. 5, 2001
                                                                             through Dec. 22, 2004
                                                                         c.  41,670 shares from Dec. 5, 2002
                                                                             through Dec. 22, 2004

H. Frank Gibbard            December 22,            500,000/$3.00        a.  250,000 shares from Oct. 6, 2000
                            1999                                             through Dec. 22, 2004
                                                                         b.  250,000 shares from Oct. 6, 2001
                                                                             through Dec. 22, 2004

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